Exhibit 99.1

P   R   E   S   S     R   E   L   E   A   S   E

Press Release #06012

FOR IMMEDIATE RELEASE…BUSINESS AND FINANCIAL EDITORS

Stephanie Welty VP of Finance & Administration, CFO TriQuint Semiconductor, Inc. Tel: (503) 615-9224 Fax: (503) 615-8904 Email: swelty@tqs.com	Heidi A. Flannery Investor Relations Counsel Fi. Comm Tel: (541) 322-0230 Fax: (541) 322-0231 Email: heidi.flannery@ficomm.com

TRIQUINT SEMICONDUCTOR, INC. ANNOUNCES FIRST QUARTER REVENUE GROWTH

Hillsboro, Oregon – April 25, 2006 – TriQuint Semiconductor, Inc. (Nasdaq: TQNT), a supplier of high performance products for communications applications, today reported its financial results for the quarter ended March 31, 2006.

Summary Financial Results and Highlights for the Quarter Ended March 31, 2006:

•	Revenues from continuing operations for the first quarter ended March 31, 2006, totaled $87.9 million, an increase of 31% from the first quarter of 2005 and an increase of 4% from the previous quarter.

•	Net income for the first quarter of 2006 was $2.2 million including equity compensation expense of $2.3 million. Earnings for the first quarter of 2006 were $0.02 per diluted share. Our results for the quarter ended March 31, 2006, reflect the effect of the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), which became effective for our company on January 1, 2006. Excluding our SFAS No. 123(R) expense of $2.3 million, our earnings for the quarter ended March 31, 2006, improved to $0.03 per diluted share.

•	Gross margin for the quarter ended March 31, 2006, equaled 30.3%, including equity compensation expense, and 31.1%, without equity compensation expense, up 2.4% from gross margin of 28.7% in the fourth quarter of 2005. This increase was primarily due to yield improvements.

•

Operating expenses for the first quarter of 2006 were $25.4 million including equity compensation expense of $1.5 million. Excluding equity compensation expense, our operating expenses for the first quarter of 2006 were $23.9 million, an increase of $2.2 million from the fourth quarter of 2005. The

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increase was due to increases in research and development spending of $1.8 million and sales, general and administrative spending of $0.4 million.

•	Cash, cash equivalents and short and long term marketable securities were $392.0 million as of March 31, 2006, compared to $406.7 million as of December 31, 2005. Cash flow from operations for the first quarter of 2006 was $1.6 million. During the quarter we repurchased $4.7 million of stock, made a $3.8 million payment related to our 2005 acquisition of TFR Technologies, Inc., and acquired $10.4 million in capital assets. Depreciation and amortization expense was $8.0 million. EBITDA was $9.2 million and pro forma EBITDA, excluding equity compensation expense was $11.5 million.

•	We continued our strong bookings during the quarter with a book-to-bill ratio of 1.2 to 1.0 for the quarter ended March 31, 2006.

Commenting on the results for the quarter ended March 31, 2006, Ralph Quinsey, President and CEO, stated, “In the first quarter of 2006, we reached the high end of our revenue guidance and exceeded our earnings guidance. The favorable results validate our progress towards our long term goals of innovation, profitable growth and market share gains in our target markets. Due to our new product success our revenue outlook for 2006 is improving. I am also pleased to report that we have received the Preferred Supplier Platinum Award from Lockheed Martin. This prestigious award is made only to Lockheed Martin suppliers who distinguish themselves by meeting some of the most stringent performance criteria in the aerospace industry. We are honored to be a recipient.”

Outlook for the Second Quarter of 2006:

Revenues for the second quarter of 2006 are expected to increase 8% to 10% from the first quarter of 2006 due to increased sales of wireless phones and broadband products. Gross margin is expected to improve due to increased capacity utilization and yields partially offset by increased operating expenses. We are projecting earnings per share for the second quarter of 2006 to range from $0.01 to $0.02 per diluted share including equity compensation expense of approximately $2.6 million. Excluding equity compensation expense charges associated with SFAS No. 123(R), we are projecting earnings of $0.03 to $0.04 per diluted share.

Outlook for 2006:

Revenues for 2006 are expected to increase 34% to 37% over 2005 revenues. Earnings per share for 2006 including equity compensation expense are expected to be $0.08 to $0.13 and $0.16 to $0.20 excluding equity compensation expense.

Conference Call:

TriQuint will host a conference call this afternoon at 2:00 p.m. PDT to discuss the results for the quarter as well as our future expectations for the Company. The call can be heard via webcast accessed through the “Investors” section of TriQuint’s web site: www.triquint.com, or through www.Vcall.com. A replay will be available for 7 days by dialing (303) 590-3000, passcode 11053840#.

Non-GAAP Financial Measures:

This press release provides financial measures for net income and earnings per diluted share that exclude equity compensation expense and the related tax effects, and are therefore not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes

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that these non-GAAP financial measures provide meaningful supplemental information regarding our performance that enhances management’s and investors’ ability to evaluate the company’s operating results and to compare current operating results with historical operating results prior to the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payments.

Forward Looking Statements:

This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that forward-looking statements such as statements of TriQuint’s projected revenues, growth rates, gross margins, operating expenses, operating results, and earnings per share for the second quarter of 2006, the revenues, profitability and focus for the remainder of 2006 and its product strategies are statements that involve risks and uncertainties. The cautionary statements made in this release should be read as being applicable to all related statements wherever they appear. Statements containing such words as “anticipates,” “believes,” “estimates,” “expects,” “hopeful,” “intends,” “plans,” “projects,” or similar terms are considered to contain uncertainty and are forward-looking statements. A number of factors affect TriQuint’s operating results and could cause its actual future results to differ materially from any results indicated in this press release or in any other forward-looking statements made by, or on behalf of TriQuint, including those related to TriQuint’s projections for 2006. TriQuint cannot provide any assurance that future results will meet expectations. Results could differ materially based on various factors, including TriQuint’s performance; demand for its products; ability to develop new products; improve yields, maintain product pricing, reduce costs, and win customers; internal operating results; and market conditions. In addition, historical information should not be considered an indicator of future performance. Additional considerations and important risk factors are described in TriQuint’s reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. These reports can be accessed at the SEC web site, www.sec.gov.

A reader of this release should understand that it is not possible to predict or identify all risk factors and should not consider the list to be a complete statement of all potential risks and uncertainties. TriQuint does not assume the obligation to update any forward-looking statements.

About TriQuint:

TriQuint Semiconductor, Inc. (Nasdaq: TQNT) is a leading supplier of high performance modules, components and foundry services for the world’s leading communications companies. The Company’s focus is on the specialized expertise, materials and know-how of radio frequency (RF) and other high intermediate frequency applications. The Company enjoys diversity in its markets, applications, products, technology and customer base. Markets include wireless handsets, broadband communications, wireless base stations and military systems. TriQuint provides customers with standard and custom products as well as foundry services. The Company’s products are designed on various wafer substrates including compound semiconductor materials such as gallium arsenide (GaAs) and piezoelectric crystals such as lithium tantalate (LiTaO3). The Company also uses a variety of process technologies using GaAs substrates including hetrojunction bipolar transistor (HBT) and pseudomophic high electron mobility transistor (pHEMT). Using various other substrates the Company also manufacture surface acoustic wave (SAW) and bulk acoustic wave (BAW) products. TriQuint customers include major communications companies worldwide. TriQuint has manufacturing facilities in Oregon, Texas, and Florida, as well as an assembly plant in Costa Rica, plus sales/application support offices in Asia and design centers in New England and Germany.

TriQuint is headquartered at 2300 NE Brookwood Parkway, Hillsboro, OR 97124 and can be reached at 503/615-9000 (fax 503/615-8900). Visit the TriQuint web site at http://www.triquint.com.

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CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	March 31, 2006	December 31, 2005
Assets
Current assets:
Cash, cash equivalents and investments	$359,253	$301,107
Accounts receivable, net	54,970	51,286
Inventories, net	58,412	49,384
Other current assets	14,595	12,684

Total current assets	487,230	414,461
Investments in marketable securities	32,724	105,615
Property, plant and equipment, net	193,450	190,789
Other, net	17,618	17,876

Total assets	$731,022	$728,741

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$50,126	$49,200
Income tax liability	7,262	7,201
Convertible subordinated notes - current	218,755	—

Total current liabilities	276,143	56,401
Convertible subordinated notes - non-current	—	218,755
Other long-term liabilities	3,365	2,975

Total liabilities	279,508	278,131
Stockholders’ equity	451,514	450,610

Total liabilities and stockholders’ equity	$731,022	$728,741

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Quarter Ended
	March 31, 2006	December 31, 2005	March 31, 2005*
Revenues	$87,880	$84,660	$66,965
Cost of sales(1)	61,291	60,368	49,652

Gross profit	26,589	24,292	17,313
Operating expenses:
Research, development and engineering(1)	12,529	10,371	12,453
Selling, general and administrative(1)	12,748	11,219	12,210
Reduction in workforce	—	(21)	—
Impairment of long-lived assets	—	—	31
(Gain) loss on disposal of equipment	38	(305)	(206)
Acquisition related charges	42	413	414

Total operating expenses	25,357	21,677	24,902

Income (loss) from operations	1,232	2,615	(7,589)
Other income (expense):
Interest income	3,584	3,291	2,449
Interest expense	(2,458)	(2,440)	(2,495)
Foreign currency gain (loss)	45	(31)	72
Other, net	(42)	49	40

Other income, net	1,129	869	66

Income (loss) from continuing operations, before income tax	2,361	3,484	(7,523)
Income tax expense	115	600	92

Income (loss) from continuing operations	2,246	2,884	(7,615)
Discontinued operations:
Income (loss) from discontinued operations, net of income tax	—	57	(130)

Net income (loss)	$2,246	$2,941	$(7,745)

Basic per share net income (loss):
Income (loss) from continuing operations	$0.02	$0.02	$(0.06)
Income (loss) from discontinued operations	0.00	0.00	(0.00)

Basic per share net income (loss)	$0.02	$0.02	$(0.06)

Diluted per share net income (loss):
Income (loss) from continuing operations	$0.02	$0.02	$(0.06)
Income (loss) from discontinued operations	0.00	0.00	(0.00)

Diluted per share net income (loss)	$0.02	$0.02	$(0.06)

Weighted-average shares outstanding:
Basic	140,848	140,377	138,785
Diluted	141,282	142,719	138,785

(1) Includes equity compensation charges related to the adoption of SFAS No. 123(R) on January 1, 2006 as follows:

Cost of sales	$768	$—	$—
Research, development and engineering	386	—	—
Selling, general and administrative	1,102	—	—

Total equity compensation	$2,256	$—	$—

Pro forma basic per share net income (loss), excluding the effects of equity compensation:
Income (loss) from continuing operations	$0.03	$0.02	$(0.06)
Income (loss) from discontinued operations	0.00	0.00	(0.00)

Pro forma basic per share net income (loss)	$0.03	$0.02	$(0.06)

Pro forma diluted per share net income (loss), excluding the effects of equity compensation:
Income (loss) from continuing operations	$0.03	$0.02	$(0.06)
Income (loss) from discontinued operations	0.00	0.00	(0.00)

Pro forma diluted per share net income (loss)	$0.03	$0.02	$(0.06)

*	Certain amounts in the prior quarters statements of operations have been reclassified to conform to the current quarter presentation.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended
	March 31, 2006	December 31, 2005	March 31, 2005*
Revenues	100.0%	100.0%	100.0%
Cost of sales(1)	69.7%	71.3%	74.1%

Gross profit	30.3%	28.7%	25.9%
Operating expenses:
Research, development and engineering(1)	14.3%	12.2%	18.6%
Selling, general and administrative(1)	14.5%	13.3%	18.2%
Reduction in workforce	—	0.0%	—
Impairment of long-lived assets	—	—	0.1%
(Gain) loss on disposal of equipment	0.0%	-0.4%	-0.3%
Acquisition related charges	0.1%	0.5%	0.6%

Total operating expenses	28.9%	25.6%	37.2%

Income (loss) from operations	1.4%	3.1%	-11.3%
Other income (expense):
Interest income	4.1%	3.9%	3.6%
Interest expense	-2.8%	-3.0%	-3.7%
Foreign currency gain (loss)	0.1%	0.0%	0.1%
Other, net	-0.1%	0.1%	0.1%

Other income, net	1.3%	1.0%	0.1%
Income (loss) from continuing operations, before income tax	2.7%	4.1%	-11.2%
Income tax expense	0.1%	0.7%	0.2%

Income (loss) from continuing operations	2.6%	3.4%	-11.4%
Discontinued operations:
Income (loss) from discontinued operations, net of income tax	—	0.1%	-0.2%

Net income (loss)	2.6%	3.5%	-11.6%

(1)	Results for the three months ending March 31, 2006 includes equity compensation charges related to the adoption of SFAS No. 123(R)

*	Certain amounts in the prior quarters statements of operations have been reclassified to conform to the current quarter presentation.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31, 2006
	U.S. GAAP		Equity Compensation(1)	Pro Forma
Revenues	$87,880	100.0%	$—	$87,880	100.0%
Cost of sales	61,291	69.7%	(768)	60,523	68.9%

Gross profit	26,589	30.3%	768	27,357	31.1%
Operating expenses:
Research, development and engineering	12,529	14.3%	(386)	12,143	13.8%
Selling, general and administrative	12,748	14.5%	(1,102)	11,646	13.2%
(Gain) loss on disposal of equipment	38	0.0%	—	38	0.0%
Acquisition related charges	42	0.1%	—	42	0.1%

Total operating expenses	25,357	28.9%	(1,488)	23,869	27.1%

Income (loss) from operations	1,232	1.4%	2,256	3,488	4.0%
Other income (expense):
Interest income	3,584	4.1%	—	3,584	4.1%
Interest expense	(2,458)	-2.8%	—	(2,458)	-2.8%
Foreign currency gain (loss)	45	0.1%	—	45	0.1%
Other, net	(42)	-0.1%	—	(42)	-0.1%

Other income, net	1,129	1.3%	—	1,129	1.3%

Income from continuing operations, before income tax	2,361	2.7%	2,256	4,617	5.3%
Income tax expense	115	0.1%	—	115	0.2%

Income from continuing operations	2,246	2.6%	2,256	4,502	5.1%
Discontinued operations:
Income from discontinued operations, net of income tax	—	0.0%	—	—	0.0%

Net income (loss)	$2,246	2.6%	$2,256	$4,502	5.1%

Basic per share net income (loss):
Income (loss) from continuing operations	$0.02			$0.03
Income (loss) from discontinued operations	0.00			0.00

Basic per share net income (loss)	$0.02			$0.03

Diluted per share net income (loss):
Income (loss) from continuing operations	$0.02			$0.03
Income (loss) from discontinued operations	0.00			0.00

Diluted per share net income (loss)	$0.02			$0.03

Weighted-average shares outstanding:
Basic	140,848			140,848
Diluted	141,282			142,808

(1)	Equity compensation charges related to the adoption of SFAS No. 123(R) on January 1, 2006.